As filed with the U.S. Securities and Exchange Commission on May 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEMPRA

(Exact name of registrant as specified in its charter)

California	33-0732627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

488 8th Avenue

San Diego, California 92101

(619) 696-2000

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

James M. Spira, Esq.

Associate General Counsel

Sempra

488 8th Avenue

San Diego, California 92101

(619) 696-2000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Sullivan, Esq.

Gregory P. Rodgers, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

Depositary Shares

Warrants

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts, units, depositary shares and warrants from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Sempra’s common stock is listed on the New York Stock Exchange under the trading symbol “SRE.” On May 19, 2023, the last reported sale price of our common stock on the New York Stock Exchange was $145.82 per share. Sempra’s 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, which we refer to as the “series C preferred stock” in this prospectus, is not listed on any securities exchange or trading facility or included in any automated dealer quotation system. Sempra’s 5.75% Junior Subordinated Notes Due 2079, which we refer to as the “junior subordinated notes” in this prospectus, are listed on the New York Stock Exchange under the trading symbol “SREA.” On May 19, 2023, the last reported sale price of the junior subordinated notes on the New York Stock Exchange was $24.47 per note.

Investing in our securities involves risks. See the “Risk Factors” section on page 7 of this prospectus, and any similar section contained in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information contained in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information contained in documents incorporated by reference is accurate only as of the dates of those respective documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus and the documents incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to:

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California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof;

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decisions, investigations, inquiries, regulations, issuances or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission, Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other governmental and regulatory bodies and (ii) the U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries in which we do business;

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the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of third parties;

•	litigation, arbitrations, property disputes and other proceedings, and changes to laws and regulations, including those related to the energy industry in Mexico;

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cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third-parties with which we conduct business, including the energy grid or other energy infrastructure, all of which have become more pronounced due to recent geopolitical events;

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our ability to borrow money on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook or (ii) rising interest rates and inflation;

•	failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments;

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the impact on affordability of SDG&E’s and SoCalGas’ customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of the clean energy transition in California, (iii) with respect to SDG&E’s business, departing retail load resulting from additional customers transferring to

Community Choice Aggregation and Direct Access, and (iv) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates;

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the impact of climate and sustainability policies, laws, rules, regulations, disclosures, and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and our ability to incorporate new technologies;

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weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

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the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities;

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Oncor Electric Delivery Company LLC’s (“Oncor”) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director;

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changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those imposed in connection with the war in Ukraine, any of which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our businesses as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement. In that regard, any statement to the effect that Oncor operates the largest transmission and distribution system in Texas is based on the number of end-use customers and miles of transmission and distribution lines. Accordingly, you should not place undue reliance on any of this information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the securities we may offer are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede the prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, after the date of this prospectus through the termination of the offering of the securities described in this prospectus. In addition, documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement shall be deemed to be incorporated by reference in this prospectus. Notwithstanding anything herein to the contrary, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including, without limitation, our Compensation and Talent Development Committee report, Audit Committee report and performance graph and any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

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Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February  28, 2023 (including the information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Shareholders Meeting, filed with the SEC on March 29, 2023).

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023.

•	Our Current Reports on Form 8-K, filed with the SEC on March 7, 2023, March 10, 2023, March 20, 2023, May 16, 2023, May 18, 2023 and May 23, 2023.

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 5, 1998, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022 and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any of the documents incorporated by reference in this prospectus. You may submit such a request by writing or calling us at the following address or telephone number:

Sempra

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement.

SEMPRA

Sempra is a California-based holding company with energy infrastructure investments in North America. Our businesses invest in, develop and operate energy infrastructure, and provide electric and gas services to customers. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000. Our web site is http://www.sempra.com.

The information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus or any document incorporated or deemed to be incorporated herein.

References to “Sempra,” “we,” “us” and “our” in this prospectus are to Sempra and its consolidated entities, unless otherwise specified or the context otherwise requires. When we refer to “you,” we mean the potential purchasers of the applicable securities offered hereby.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in any offered securities, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus and the applicable prospectus supplement by reference to our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference in this prospectus, and the risk factors and other information contained and incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Please also carefully read the section entitled “Information Regarding Forward-Looking Statements” or any similarly titled section included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of the offered securities. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement or free writing prospectus, this section describes some of the terms of our common stock and preferred stock, articles of incorporation and bylaws. The following description is not complete and is qualified in its entirety by reference to our articles of incorporation (including the certificate of determination for our outstanding series C preferred stock and the certificate of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation (including the certificate of determination for our outstanding series C preferred stock and the certificate of determination for any other series of our preferred stock that may be issued and outstanding in the future) and bylaws, which are incorporated by reference herein and are filed or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra” and similar references under this caption “Description of Capital Stock” mean Sempra excluding its consolidated entities.

The authorized capital stock of Sempra consists of (i) 1,125,000,000 shares of common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of May 19, 2023, there were 314,652,826 issued and outstanding shares of our common stock and 900,000 issued and outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of any series of our preferred stock to receive dividends before dividends may be paid on our common stock.

In the event of any liquidation, dissolution or winding up of Sempra, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of any series of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, each director will be elected to hold office until the next annual meeting of shareholders and until a successor has been elected and qualified. Pursuant to our bylaws, directors standing for election in an uncontested election (as defined below) will be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, will be elected and votes against a director and votes withheld will have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (i) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our common stock does not contain any conversion rights or sinking fund or redemption provisions. Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Our board of directors is expressly authorized to make, amend or repeal our bylaws, without any action on the part of the shareholders, except as otherwise required by applicable California law, solely by the affirmative vote of at least two-thirds of the authorized number of directors. Our bylaws may also be amended or repealed by our shareholders, by the approval of the outstanding shares (as defined in Section 152 of the Corporations Code of the State of California) of Sempra.

Preferred Stock

The board of directors of Sempra is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to the common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting rights (if any) or other rights and economic interests of the holders of any such other series of preferred stock.

The series C preferred stock is a series of our preferred stock, without par value. As of May 19, 2023, a total of 900,000 shares of our series C preferred stock were outstanding. A copy of the certificate of determination setting forth the terms of the series C preferred stock has been filed as Exhibit 4.8 to the registration statement of which this prospectus is a part and is incorporated by reference herein.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the prices that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

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authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

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establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders’ meeting;

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provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by a sole remaining director;

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provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

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require that any action to be taken by our shareholders must be taken either (i) at a duly called annual or special meeting of shareholders or (ii) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to provide indemnification of our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification expressly permitted under Section 317 of the Corporations Code of the State of California. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the trading symbol “SRE” and the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) under the trading symbol “SRE.MX.”

Listing of our Preferred Stock

Our series C preferred stock is not listed on any securities exchange or trading facility or included in any automated dealer quotation system.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock and series C preferred stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the debt securities Sempra may offer and sell by this prospectus. To the extent the terms and provisions of any series of debt securities modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. The debt securities may be issued as senior debt securities or subordinated debt securities (which may include junior subordinated debt securities, senior subordinated debt securities and subordinated debt securities of any other relative ranking). Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra” and similar references under this caption “Description of Debt Securities” mean Sempra excluding its consolidated entities.

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes referred to as, collectively, the “indentures” and individually, an “indenture.” Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” We also include references in parentheses to particular sections of the applicable indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or free writing prospectus.

General

Sempra may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra is not required to issue all debt securities of one series at the same time and, unless otherwise provided for a particular series of debt securities in the applicable prospectus supplement or a free writing prospectus, Sempra may, without notice to or consent of the holders of the debt securities of any series, increase the aggregate principal amount of the debt securities of any series and issue additional debt securities of such series up to the maximum aggregate principal amount authorized with respect to such series as increased from time to time. Any additional debt securities so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the debt securities previously issued, and such additional debt securities shall form a single series with the debt securities previously issued under the applicable indenture, provided that such additional debt securities of such series shall be fungible with the debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the debt securities of Sempra will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require Sempra to redeem or repurchase the debt securities at your option.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the relevant trustee shall serve as the initial paying agent and security registrar for the debt securities of Sempra.

The debt securities of Sempra will be its unsecured obligations.

Prior to the issuance of each series of debt securities, the terms of the particular series of debt securities will be specified in either (i) a supplemental indenture, (ii) a board resolution or (iii) in one or more officers’ certificates of Sempra. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the aggregate principal amount of the debt securities;

(c)	the person to whom any interest shall be payable, if other than the person in whose name that security is registered;

(d)

the date or dates on which the principal is payable or the method of determination of such dates and any right to shorten or extend the date on which the principal is payable and the conditions to any such change;

(e)

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

(f)	any right to extend the interest payment periods or to defer the payment of interest and the terms of such extension or deferral;

(g)

the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

(h)

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra to redeem the debt securities shall be evidenced;

(i)

any obligation of Sempra to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or analogous provision, or any option of the registered holder to require Sempra to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part;

(j)

the denominations in which the debt securities will be issuable (if, for senior debt securities, other than denominations of $1,000 and any integral multiple thereof, or for subordinated debt securities, other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof);

(k)

if the amount of principal of or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

(l)

the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

(m)

if at the election of Sempra or the registered holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

(n)	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

(o)

the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the principal amount which will be due and payable or outstanding as of any such date;

(p)	if the sections of the indenture providing for defeasance do not apply to the debt securities;

(q)	if applicable, that the debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the identity of the depositary for the global securities;

(r)	any addition, modification or deletion of any events of default or covenants provided in the applicable indenture and any change in the acceleration provisions;

(s)	any addition to or change in the covenants set forth in the indenture;

(t)

in the case of subordinated debt securities, the definition of “Senior Indebtedness” and the subordination provisions applicable thereto (if other than those described below under “—Subordination”) or, if the definition of “Senior Indebtedness” or the subordination provisions described below under “—Subordination” shall be applicable to the subordinated debt securities of such series, any additions to, modifications of or deletions from the definition of “Senior Indebtedness” and the subordination provisions described below under “—Subordination” with respect to the subordinated debt securities of such series; and

(u)

any other terms of the debt securities, including, if the debt securities are subordinated debt securities, any other additions to, modifications of or deletions from the subordinated indenture with respect to the subordinated debt securities.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra. The indebtedness represented by the senior debt securities will rank equally in right of payment with all of the other unsecured and unsubordinated indebtedness of Sempra. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the existing and future Senior Indebtedness (as defined with respect to each series of subordinated debt securities) of Sempra, to the extent and in the manner set forth below under “—Subordination” or as may be set forth in the applicable prospectus supplement or free writing prospectus. In addition, the subordinated debt securities will be effectively subordinated in right of payment to any secured indebtedness Sempra may have or may incur (to the extent of the value of the collateral securing such secured indebtedness). The term “Senior Indebtedness,” when used with respect to the subordinated debt securities of any series, has the meaning set forth below under “—Subordination” unless a different definition shall be set forth in the applicable prospectus supplement or a free writing prospectus relating to the subordinated debt securities of such series. The debt securities are obligations of Sempra exclusively, and are not the obligations of any of its subsidiaries, other consolidated entities, equity method investments or other affiliates. Sempra conducts its operations primarily through its subsidiaries or entities it does not control, including equity method investments, and substantially all of its consolidated assets are held by its subsidiaries. The debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra’s subsidiaries.

Holding Company Structure

Sempra conducts its operations primarily through its subsidiaries or entities it does not control, including equity method investments, and substantially all of its consolidated assets are held by its subsidiaries.

Accordingly, Sempra’s ability to meet its obligations under its debt securities largely depends on cash flows from its subsidiaries and equity method investments, which in turn depend on their ability to execute their business strategies and generate cash flows in excess of their own expenditures, dividend payments to third-party owners (if any) and debt and other obligations. These subsidiaries and equity method investments are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to us and could be precluded from doing so by legislation, regulation, court order or contractual restrictions, in times of financial distress or in other circumstances, and they have no obligation to pay any amounts due on the Sempra debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of its subsidiaries. Therefore, Sempra’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra may itself be a creditor with recognized claims against any of its subsidiaries, Sempra’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra. Sempra expects to incur, and expects that its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Sempra will pay interest on the debt securities on each interest payment date to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest, at our election, in either of the two following ways:

(a)

We will first propose to the trustee a payment date for the defaulted interest, and at the same time we will deposit with the trustee an amount to be paid in respect of the defaulted interest or make arrangements satisfactory to the trustee for such deposit before the date of the proposed payment. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment and cause notice to be given to each registered holder of the debt securities at least 10 days before the special record date. The special record date will be between 10 and 15 days before the proposed payment date. Finally, the defaulted interest will be paid on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)

Alternatively, we can propose to the trustee any other lawful manner of payment that is not inconsistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra will pay principal of and any premium on the debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be (See Section 113.)

In its discretion, Sempra may appoint one or more additional paying agents and security registrars and change or designate one or more additional places for payment. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, a place for payment of the debt securities will be maintained in the Borough of Manhattan, The City of New York, New York. (See Section 1002.)

Form; Transfers; Exchanges

Unless we indicate differently in the applicable prospectus supplement or free writing prospectus, the debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, which we refer to as “DTC” or the “depositary” in this prospectus, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the debt securities are issued in certificated form, they will be issued only in fully registered form without coupons, in denominations of, with respect to senior debt securities, $1,000 or integral multiples thereof or, in the case of subordinated debt securities, $2,000 or integral multiples of $1,000 in excess thereof.

So long as the debt securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the debt securities and the indentures may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. That office will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005. (See Section 1002). You may have your debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and for delivery of notices and demands in respect of the debt securities and the applicable indenture and we may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in the applicable prospectus supplement or free writing prospectus, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the debt securities of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the debt securities, that redemption will not be conditional upon receipt by the trustee or other paying agent of monies sufficient to pay the redemption price. (See Section 1104.)

Unless we default in payment of the redemption price and accrued interest, if any, from and after the redemption date the debt securities or portions thereof called for redemption will cease to bear interest. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 1105.) If only part of a debt security is redeemed, the trustee will deliver new debt securities of the same series for the remaining portion without charge. (See Section 1106.)

In the event that we elect to redeem only a portion of the debt securities, the debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of debt securities represented by a global security, or by the trustee as set forth in the applicable indenture, in the case of debt securities that are not represented by a global security. (See Section 1103.)

Events of Default

Unless indicated differently in a prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

(a)

Sempra does not pay any interest on any debt securities of such series when it becomes due and payable and such default continues for 30 days (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities) provided, however, that, if Sempra is permitted by the terms of the debt securities of such series to extend or defer the payment of interest on such debt securities and if it has elected such an extension or deferral in accordance with the terms of such debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the debt securities of such series unless Sempra is required, by the terms of the debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fails to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the debt securities of such series;

(b)

Sempra does not pay any principal of or premium on any debt securities of such series at maturity with respect to senior debt securities or when it becomes due and payable in the case of subordinated debt securities (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

(c)

Sempra does not make a sinking fund payment with respect to any debt securities of such series when and as due and, in the case of subordinated debt securities, such default continues for 60 days (whether or not, if such debt securities are subordinated debt securities, such payment is prohibited by the subordination provisions applicable to such subordinated debt securities);

(d)

Sempra remains in default in the performance or breach of any other covenant or warranty in the applicable indenture (excluding covenants and warranties solely applicable to one or more other series of debt securities issued under the applicable indenture) or the debt securities of such series for 60 days after there has been given to Sempra, by registered or certified mail, a written notice of default specifying such default or breach and requiring its remedy; the notice must be sent by either the trustee or registered holders of at least 25% in principal amount of the outstanding debt securities of such series;

(e)

if the debt securities of such series are senior debt securities, a default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra (or the payment of which is guaranteed by Sempra), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)

the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(f)	Sempra files for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra; or

(g)	any other event of default specified in the applicable prospectus supplement or free writing prospectus with respect to a particular series of debt securities occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of May 19, 2023, the terms of approximately $750 million aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, Sempra anticipates that future senior debt securities offered by Sempra will not include the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the principal of and accrued and unpaid interest on the debt securities of that series shall become immediately due and payable (notwithstanding, in the case of subordinated debt securities, if the terms of the subordinated debt securities of such series permit Sempra to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)

the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts to the extent lawful;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)

all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series (voting as a single class without regard to the holders of outstanding debt securities of any other series that may also be in default) will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is not inconsistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b)

the registered holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and

(c)

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other registered holders of debt securities under the applicable indenture. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default with respect to the debt securities of that series under the applicable indenture to the extent required by the Trust Indenture Act; except that, in the case of an event of default of the character specified above in clause (d) under “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement of whether or not we are in default in the performance or observance of any of the terms, provisions and conditions in the applicable indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in principal amount of the outstanding debt securities of any series, voting as a single class without regard to the holders of outstanding debt securities of any other series that may also be in default, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium (if any) or interest, or with respect to compliance with certain covenants or provisions of the applicable indenture that cannot be modified or amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in principal amount of the outstanding debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any other entity, unless:

(a)

(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the debt securities outstanding under the applicable indenture and the performance of every obligation in that indenture and such outstanding debt securities to be performed by us; and

(b)

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither of the indentures nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities outstanding under an indenture, Sempra and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra; or

(b)	to add one or more covenants of ours for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon Sempra; or

(c)	to add any additional events of default for all or any series of debt securities issued under such indenture; or

(d)

to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form; or

(e)

to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture; or

(f)	to provide security for the debt securities of any series issued under such indenture; or

(g)	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture; or

(h)	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

(i)

to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect; or

(j)

in the case of subordinated debt of any series, to conform the terms of such debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such debt securities or, insofar as relates to such debt securities, the subordinated indenture to any terms set forth in the description of such debt securities appearing under the caption “Description of Debt Securities,” “Description of Notes” or other similar captions in the offering memorandum, prospectus supplement, free writing prospectus or other like offering document relating to the initial offering of such debt securities.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of a majority in principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)

change the stated maturity of the principal, premium (if any) or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment, or, in the case of any subordinated debt security, if Sempra has the right to extend or defer the payment of interest on such debt security, to increase the maximum time period of any such extension or deferral or increase the maximum number of times Sempra may extend or defer any such interest payment; or

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	make certain modifications to certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

(d)

in the case of the subordinated indenture, modify, delete or supplement any of the subordination provisions or the definition of Senior Indebtedness applicable to the subordinated debt securities of any series then outstanding in a manner adverse to the holders of such subordinated debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

Each indenture provides, unless the terms of the particular series of debt securities provide otherwise, that Sempra may, upon satisfying several conditions, cause itself to be discharged from its obligations, with some exceptions, with respect to any series of debt securities outstanding under such indenture, which we refer to as “defeasance.”

One condition Sempra must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, Sempra will be required to deliver an opinion of counsel to the effect that a holder of debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture with respect to the debt securities of such series, except as noted below, when:

(a)	Either:

(1)	all outstanding debt securities of such series have been delivered to the trustee for cancellation; or

(2)

all outstanding debt securities of such series not delivered to the trustee for cancellation have become due and payable or will become due and payable within one year at their stated maturity or on a redemption date and Sempra has deposited with the trustee, in trust, funds that are sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case such outstanding debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be;

(b)	Sempra has paid or caused to be paid all other sums payable by Sempra under the indenture; and

(c)

Sempra has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of the applicable indenture with respect to any series of debt securities, Sempra will remain obligated to pay amounts due under certain provisions of the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by the registered holders of a majority in principal amount of the outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. (See Section 610.)

Subordination

Unless indicated differently in the applicable prospectus supplement or free writing prospectus, Sempra’s subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all its Senior Indebtedness (as defined with respect to such series). This means that, with respect to the subordinated debt securities of any series, upon:

(a)

any payment by, or distribution of the assets of, Sempra upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)

a failure to pay any principal, interest or other monetary amounts due on any Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) of Sempra when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any such Senior Indebtedness as a result of a default;

the holders of all of Sempra’s Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all such Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all such Senior Indebtedness,

before the holders of any of the subordinated debt securities of such series are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the subordinated debt securities of such series will instead be paid or distributed, as the case may be, directly to the holders of such Senior Indebtedness (as defined with respect to the subordinated debt securities of such series) to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the subordinated indenture in respect of the subordinated debt securities of such series or by the holders of any of the subordinated debt securities of such series before all such Senior Indebtedness due and to become due or due, as applicable, is paid, the payment or distribution must be paid over to the holders of such unpaid Senior Indebtedness. Subject to paying the applicable Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments applicable to such Senior Indebtedness until the subordinated debt securities of such series are paid in full. (See Sections 1401 and 1403.)

Unless otherwise provided in an applicable prospectus supplement or free writing prospectus, “Senior Indebtedness” means, with respect to the subordinated debt securities of any series, (i) indebtedness of Sempra, whether outstanding at the date of the subordinated debt indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Sempra (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Sempra; (ii) all finance lease obligations of Sempra; (iii) all obligations of Sempra issued or assumed as the deferred purchase price of property, all conditional sale obligations of Sempra and all obligations of Sempra under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Sempra for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Sempra is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the subordinated debt securities of such series. (See Section 101.)

Due to the subordination, if assets of Sempra are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to subordinated debt securities in right of payment will likely recover more, ratably, than holders of subordinated debt securities and it is possible that no payments will be made to the holders of subordinated debt securities.

The subordination provisions applicable to the subordinated debt securities of any series will cease to apply in the event of defeasance or satisfaction and discharge with respect to the subordinated debt securities of such series. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit Sempra or any of its subsidiaries’ ability to incur additional indebtedness, including, in the case of Sempra, Senior Indebtedness.

Sempra expects that it will incur, and that its subsidiaries will incur, substantial additional amounts of indebtedness, including, in the case of Sempra, Senior Indebtedness, in the future. The subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of Sempra’s subsidiaries. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock or other equity securities of Sempra will be set forth in the applicable prospectus supplement or free writing prospectus. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date. (See Section 101.)

Sempra will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts, units, depositary shares or warrants issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” “Sempra” and similar references mean Sempra excluding its consolidated entities and references to the “securities” mean the debt securities offered by this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities, which we refer to as “global securities.” The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee, which we refer to as “certificated securities,” under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency for the applicable series of securities, where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the securities of such series represented by one or more global securities; or

•	an event of default (as defined) under the applicable indenture has occurred and is continuing with respect to the securities of such series,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their respective compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and the effectiveness of Sempra’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The financial statements of Oncor Electric Delivery Holdings Company LLC, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (other than underwriting discounts and commissions), all of which are to be paid by the registrant, that may be incurred in connection with the securities being registered hereby.

U.S. Securities and Exchange Commission (“SEC”) registration fee		$(1)
Fees and expenses of the trustee and transfer agent		$(2)
Printing expenses		$(2)
Legal fees and expenses		$(2)
Accounting fees and expenses		$(2)
Blue Sky fees and expenses		$(2)
Rating Agency fees		$(2)
Warrant Agent fees and expenses		$(2)
Miscellaneous		$(2)

Total	$ (2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Sempra Amended and Restated Bylaws provide for mandatory indemnification of directors and officers, subject to the limitations set forth therein. In addition, the Sempra Amended and Restated Articles of Incorporation, as amended, eliminate the liability of directors for monetary damages to the fullest extent permissible under California law, and provide Sempra with the power, by bylaw, agreement or otherwise, to provide indemnification of directors and officers of Sempra to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification expressly permitted under Section 317 of the Corporations Code. In addition, Sempra has indemnification agreements with its directors and certain of its officers that provide for indemnification for monetary damages to the fullest extent permissible under California law. Sempra maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

The directors and officers of Sempra are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Sempra.

Any underwriting agreement or distribution agreement that Sempra enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify Sempra, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Sempra dated May 22, 2008 (Exhibit 3.1 of the registrant’s annual report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, is incorporated herein by reference).

3.2	Certificate of Amendment of Amended and Restated Articles of Incorporation of Sempra dated May 12, 2023 (Exhibit 3.1 of the registrant’s current report on Form 8-K, filed on May 16, 2023, is incorporated herein by reference).

3.3	Bylaws of Sempra, as amended through May 12, 2023 (Exhibit 3.2 of the registrant’s current report on Form 8-K, filed on May 16, 2023, is incorporated herein by reference).

4.1	Indenture for Senior Debt Securities dated as of February 23, 2000 (Exhibit 4.1 of the registrant’s registration statement on Form S-3 File No. 333-153425, filed on September 11, 2008, is incorporated herein by reference).

4.2	Indenture for Subordinated Debt Securities dated as of June 26, 2019 (Exhibit 4.2 of the registrant’s current report on Form 8-K, filed on June 26, 2019, is incorporated herein by reference).

4.3	Form of Senior Note (included in Exhibit 4.1).

4.4	Form of Subordinated Note (Exhibit 4.1 of the registrant’s current report on Form 8-K, filed on June 26, 2019, is incorporated herein by reference).

4.5	Certificate of Determination of the 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C, of Sempra (including the form of certificate representing the 4.875% Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, Series C), filed with the Secretary of State of the State of California and effective June 11, 2020 (Exhibit 3.1 of the registrant’s current report on Form 8-K, filed on June 15, 2020, is incorporated herein by reference).

4.6*	Form of Certificate of Determination for a series of preferred stock.

4.7*	Form of Purchase Contract Agreement.

4.8*	Form of Unit Agreement.

4.9*	Form of Deposit Agreement for depositary shares (including the form of depositary receipt).

4.10*	Form of Warrant Agent Agreement (including the form of warrant).

5.1†	Opinion of Latham & Watkins LLP.

23.1†	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2†	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3†	Consent of Deloitte & Touche LLP, independent auditors.

24.1†	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, as Trustee under the Indenture for Senior Debt Securities.

25.2†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, as Trustee under the Indenture for Subordinated Debt Securities.

107†	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document incorporated by reference in connection with the offering of the securities.
†	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission, or the “Commission,” pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the “Act,” in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 26, 2023.

SEMPRA (Registrant)

By	/s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints each individual who, at the time of acting under this power of attorney, is the Chief Executive Officer, the President, the Chief Operating Officer, a Corporate Group President, the Principal Financial Officer (however designated), the Principal Accounting Officer (however designated), an Executive Vice President, a Senior Vice President, the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of Sempra, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of California and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Walker Martin J. Walker Martin	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 26, 2023

/s/ Trevor I. Mihalik Trevor I. Mihalik	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 26, 2023

/s/ Peter R. Wall Peter R. Wall	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 26, 2023

/s/ Andrés Conesa Andrés Conesa	Director	May 26, 2023

Signature	Title	Date
/s/ Pablo A. Ferrero Pablo A. Ferrero	Director	May 26, 2023

/s/ Bethany J. Mayer Bethany J. Mayer	Director	May 26, 2023

/s/ Michael N. Mears Michael N. Mears	Director	May 26, 2023

/s/ Jack T. Taylor Jack T. Taylor	Director	May 26, 2023

/s/ Cynthia L. Walker Cynthia L. Walker	Director	May 26, 2023

/s/ Cynthia J. Warner Cynthia J. Warner	Director	May 26, 2023

/s/ James C. Yardley James C. Yardley	Director	May 26, 2023